UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2007

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 23, 2007, Lee Enterprises, Incorporated (the "Company") reported its results for the second fiscal quarter ended March 31, 2007. The Company is furnishing the related earnings release under Item 2.02. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

To supplement the Company's consolidated operating results presented in accordance with generally accepted accounting principles or GAAP, the Company is using the following non-GAAP financial measures in the earnings release: adjusted income from continuing operations (and related earnings per share) and operating cash flow. The Company's reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are contained in the attached earnings release.

The Company believes its comparative presentation of adjusted income from continuing operations (and related earnings per share) provides meaningful supplemental information to investors and financial analysts with which to evaluate its financial performance by identifying expenses that may not be indicative of its core business operating results and are of a substantially non-recurring nature. The Company also believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and in forecasting and analyzing future periods that are not likely to include the adjusted items.

The Company believes that operating cash flow is a useful measure of evaluating its financial performance because of its focus on the Company's results from operations before depreciation and amortization. The Company also believes that this measure is one of the alternative financial measures of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: April 26, 2007	By: ____________________________________
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.          Description

99.1	Earnings Release – Second Quarter Ended March 31, 2007

3

Exhibit 99.1

201 N. Harrison St.

Davenport, IA 52801

www.lee.net

NEWS RELEASE

Lee Enterprises reports second quarter earnings

DAVENPORT, Iowa (April 23, 2007) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 26 cents for its second fiscal quarter ended March 31, 2007, compared with 30 cents a year ago.

Including discontinued operations, net income for the quarter totaled 26 cents per diluted common share, compared with 32 cents a year ago.

“Online advertising revenue climbed 54 percent in the quarter, and that rapid growth continues to offset softness in print advertising, particularly classified employment, automotive and real estate,” said Mary Junck, Lee chairman and chief executive officer. “Our rollout of Yahoo! HotJobs over the last two months has received a terrific reception, and our customers have already placed more than 30,000 postings on the network. While that rollout still gathers momentum, we are moving quickly on new initiatives with Yahoo and other top newspaper companies to extend our online advertising capabilities and attract even larger audiences to our sites. At the same time, we remain keenly focused on driving print revenue, increasing print and online audiences, emphasizing strong local news and controlling costs.”

Total revenue for the quarter from continuing operations decreased 1.7 percent from a year ago to $261.7 million. Total advertising revenue decreased 2.2 percent, with online advertising up 53.9 percent and national down 8.3 percent. On a combined basis, print and online retail advertising decreased 1.5 percent, and classified advertising decreased 2.0 percent. Print-only retail advertising declined 2.8 percent, and print-only classified decreased 6.5 percent. Circulation revenue declined 1.5 percent.

On a same property (1) basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, total revenue for the quarter decreased 1.9 percent from a year ago.

The quarter included one fewer Sunday and one additional Saturday compared with a year ago, affecting year-over-year comparisons, as Sundays normally generate substantially more print advertising revenue than any other day of the week. Day exchanges affect newspapers owned before the Pulitzer acquisition, which account for about 60 percent of revenue. The former Pulitzer newspapers use period accounting and are not affected by day exchanges.

Total operating expenses, excluding depreciation and amortization, decreased 1.3 percent for the quarter, reflecting lower newsprint costs, along with curtailment gains related to defined pension benefit and postretirement medical plans in the current year, and early retirement and transition costs in the prior year. Other operating expenses increased 4.8 percent, reflecting revenue initiatives in print and online.

Same property operating expenses, excluding unusual items, depreciation and amortization, increased 1.6 percent over a year ago, with compensation up 0.2 percent, newsprint and ink down 2.4 percent, and other operating expenses up 5.6 percent.

Operating cash flow (2) decreased 3.2 percent to $58.4 million. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, decreased 8.0 percent to $40.0 million. Non-operating expenses, which are primarily financial expense, declined 4.8 percent to $21.0 million. Income from continuing operations before income taxes decreased 11.2 percent to $18.9 million. Income from continuing operations decreased 11.1 percent, to $11.9 million. Net income decreased 17.6 percent to $11.9 million.

YEAR TO DATE

For the six months ended March 31, 2007, total revenue from continuing operations increased 0.7 percent from a year ago to $562.2 million. Total advertising revenue increased 0.2 percent, with online advertising up 53.5 percent and national down 2.9 percent. On a combined basis, print and online retail advertising increased 0.4 percent, and classified advertising also increased 0.4 percent. Print-only retail advertising declined 0.7 percent, and print-only classified decreased 3.5 percent. Circulation revenue declined 0.1 percent.

On a same property basis, which excludes the impact of acquisitions and divestitures made in the current or prior year, total revenue for the six months increased 0.4 percent from a year ago.

Total operating expenses, excluding depreciation and amortization, for the six months decreased 0.8 percent, reflecting lower newsprint costs, along with curtailment gains related to the freezing of defined pension benefit plans for certain employees and modifications in defined postretirement medical benefits for certain employees in the current year, and early retirement and transition costs in the prior year. Other operating expenses increased 5.9 percent, reflecting revenue initiatives in print and online.

Same property operating expenses, excluding unusual items, depreciation and amortization, increased 2.1 percent for the six months compared with a year ago, with compensation up 0.2 percent, newsprint and ink up 1.1 percent, and other operating expenses up 5.6 percent.

There were no significant day exchanges for the six months, as the first fiscal quarter included an additional Sunday compared with a year ago, and the second quarter contained one fewer. At Lee’s 50 percent partnership in Tucson, which uses calendar year period accounting, a 53rd week of the 2006 calendar year was recognized in December 2006. Tucson results are reported as equity in earnings of associated companies. The remaining former Pulitzer enterprises will record a 53rd week in September 2007.

Operating cash flow increased 5.3 percent to $139.3 million. Operating income, which includes equity in earnings of associated companies and depreciation and amortization, increased 4.2 percent to $104.0 million. Non-operating expenses, which are primarily financial expense, declined 4.1 percent to $42.9 million. Income from continuing operations before income taxes increased 10.9 percent to $61.0 million. Income from continuing operations increased 10.9 percent, to $38.6 million. Net income increased 3.6 percent to $38.5 million.

For the first and second fiscal quarters combined, diluted earnings per common share from continuing operations were 84 cents, compared with 77 cents a year ago.

Tables follow.

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 51 daily newspapers and a joint interest in five others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.6 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee’s online sites attract more than 11 million visits monthly, and Lee’s weekly publications are distributed to more than 4.5 million households. Lee’s 55 markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; Tucson, Ariz.; and Napa, Calif. Lee is based in Davenport, Iowa, and its stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee Enterprises, please visit www.lee.net.

ADJUSTED EARNINGS AND EPS (3)

The following tables summarize the impact on income from continuing operations and earnings per diluted common share from unusual costs and one-time items. Per share amounts may not add due to rounding.

	Three Months Ended March 31
	2007		2006
(Thousands, Except EPS)	Amount	Per Share	Amount	Per Share
Income from continuing operations, as reported	$11,945	$0.26	$13,441	$0.30

Adjustments to income from continuing operations:
Curtailment gains	(3,731)		-
Curtailment gains, Tucson	(1,037)		-
Early retirement program	-		281
Transition costs	-		801
	(4,768)		1,082
Income tax expense (benefits)
of adjustments, net	1,683		(388)
	(3,085)	(0.07)	694	0.02
Income from continuing operations, as adjusted	$8,860	$0.19	$14,135	$0.31

	Six Months Ended March 31
	2007		2006
(Thousands, Except EPS)	Amount	Per Share	Amount	Per Share
Income from continuing operations, as reported	$38,634	$0.84	$34,835	$0.77

Adjustments to income from continuing operations:
Curtailment gains	(3,731)		-
Curtailment gains, Tucson	(1,037)		-
Early retirement program	-		8,654
Transition costs	-		1,153
	(4,768)		9,807
Income tax expense (benefits)
of adjustments, net	1,683		(3,521)
	(3,085)	(0.07)	6,286	0.14
Income from continuing operations, as adjusted	$35,549	$0.78	$41,121	$0.90

LEE ENTERPRISES, INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended March 31			Six Months Ended March 31
(Thousands, Except EPS Data)	2007	2006	%	2007	2006	%
Advertising revenue:
Retail	$101,298	$104,188	(2.8)%	$233,941	$235,533	(0.7)%
National	12,954	14,121	(8.3)	30,856	31,779	(2.9)
Classified:
Daily newspapers:
Employment	20,424	22,738	(10.2)	39,717	42,865	(7.3)
Automotive	13,144	14,573	(9.8)	27,182	28,786	(5.6)
Real estate	13,861	14,962	(7.4)	28,752	30,348	(5.3)
All other	8,604	9,151	(6.0)	18,061	18,292	(1.3)
Other publications	11,624	10,926	6.4	23,048	21,405	7.7
Total classified	67,657	72,350	(6.5)	136,760	141,696	(3.5)
Online	12,595	8,185	53.9	23,508	15,319	53.5
Niche publications	4,318	4,476	(3.5)	7,917	7,889	0.4
Total advertising revenue	198,822	203,320	(2.2)	432,982	432,216	0.2
Circulation	50,119	50,903	(1.5)	102,390	102,490	(0.1)
Commercial printing	3,922	4,146	(5.4)	8,132	8,466	(3.9)
Online services & other	8,797	7,821	12.5	18,646	15,263	22.2
Total operating revenue	261,660	266,190	(1.7)	562,150	558,435	0.7
Operating expenses:
Compensation	109,668	109,393	0.3	222,680	220,316	1.1
Newsprint and ink	27,235	28,511	(4.5)	58,336	58,671	(0.6)
Other operating expenses	70,096	66,892	4.8	145,542	137,376	5.9
Curtailment gains	(3,731)	-	NM	(3,731)	-	NM
Transition costs	-	801	NM	-	1,153	NM
Early retirement program	-	281	NM	-	8,654	NM
Operating expenses, excluding
depreciation and amortization	203,268	205,878	(1.3)	422,827	426,170	(0.8)
Operating cash flow (2)	58,392	60,312	(3.2)	139,323	132,265	5.3
Depreciation	8,691	8,005	8.6	17,038	16,039	6.2
Amortization	15,059	13,924	8.2	30,140	27,771	8.5
Equity in earnings of associated companies:
Tucson partnership	3,963	3,550	11.6	7,875	7,688	2.4
Madison Newspapers	1,342	1,467	(8.5)	3,935	3,632	8.3
Operating income	39,947	43,400	(8.0)	103,955	99,775	4.2
Non-operating income (expense):
Financial income	1,522	1,610	(5.5)	3,031	2,966	2.2
Financial expense	(22,544)	(23,694)	(4.9)	(45,979)	(47,731)	(3.7)
	(21,022)	(22,084)	(4.8)	(42,948)	(44,765)	(4.1)
Income from continuing operations before income taxes	18,925	21,316	(11.2)	61,007	55,010	10.9
Income tax expense	6,680	7,611	(12.2)	21,569	19,652	9.8
Minority interest	300	264	13.6	804	523	53.7

Income from continuing operations	11,945	13,441	(11.1)	38,634	34,835	10.9
Discontinued operations	(54)	994	NM	(92)	2,364	NM
Net income	$11,891	$14,435	(17.6)%	$38,542	$37,199	3.6%
Earnings per common share:
Basic:
Continuing operations	$0.26	$0.30	(13.3)%	$0.85	$0.77	10.4%
Discontinued operations	-	0.02	NM	-	0.05	NM
	$0.26	$0.32	(18.8)%	$0.85	$0.82	3.7%
Diluted:
Continuing operations	$0.26	$0.30	(13.3)%	$0.84	$0.77	9.1%
Discontinued operations	-	0.02	NM	-	0.05	NM
	$0.26	$0.32	(18.8)%	$0.84	$0.82	2.4%
Average common shares:
Basic	45,625	45,390		45,599	45,325
Diluted	45,805	45,526		45,721	45,462

SELECTED BALANCE SHEET INFORMATION
				March 31
(Thousands)				2007	2006
Cash				$10,821	$7,918
Restricted cash and investments				103,560	88,560
Debt (principal amount)				1,463,375	1,606,000

SELECTED STATISTICAL INFORMATION
	Three Months Ended March 31			Six Months Ended March 31
(Dollars in thousands)	2007	2006	%	2007	2006	%
Capital expenditures:	$7,004	$6,446	8.7%	$12,705	$11,485	10.6%
Same property newsprint
volume (tonnes)	40,938	42,665	(4.0)	85,198	89,238	(4.5)
Same property full-time
equivalent employees	8,063	8,147	(1.0)	8,137	8,242	(1.3)

NOTES:
(1)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes Lee’s 50% ownership in Madison and Tucson, which are reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(2)

Operating cash flow, which is defined as operating income before depreciation, amortization and equity in earnings of associated companies, is a non-GAAP financial measure. Reconciliations of operating cash flow to operating income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is reflected in the tables accompanying this release.

(3)

Adjusted earnings from continuing operations and adjusted earnings per common share, which are defined as income from continuing operations and earnings per common share adjusted to exclude matters of a substantially non-recurring nature, represent non-GAAP financial measures. Reconciliations of adjusted earnings from continuing operations and adjusted EPS to income from continuing operations and earnings per common share are included in the tables accompanying this release.

(4)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(5)	The Company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships and increased capital and other costs. The words "may," "will," "would," "could," "believes," "expects," "anticipates," "intends," "plans," "projects," "considers" and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100